                                                                       EXHIBIT 1

                   PG&E GAS TRANSMISSION, TEXAS CORPORATION
                               SAVINGS FUND PLAN

                         INDEX TO FINANCIAL STATEMENTS
                         -----------------------------

Report of Independent Public Accountants                                      4

Statement of Net Assets Available for Benefits at December 31, 1997           5

Statement of Changes in Net Assets Available for Benefits for the
   Period from August 1, 1997 (Inception) through December 31, 1997           6

Notes to Financial Statements                                                 7

Fund Information:

   Exhibit I:              Statement of Net Assets Available for
                           Benefits with Fund Information as of
                           December 31, 1997                                 13

   Exhibit II:             Statement of Changes in Net Assets
                           Available for Benefits With Fund
                           Information for the Period from
                           August 1, 1997 (Inception) Through
                           December 31, 1997                                 16

Supplemental Schedules:

   Schedule I:             Line 27(a) - Schedule of Assets Held for
                           Investment Purposes as of December 31,
                           1997                                              19

   Schedule II:            Line 27(d) - Schedule of Reportable
                           Transactions for the Period From
                           August 1, 1997 (Inception) through
                           December 31, 1997                                 20

                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Plan Administrative Committee of the
PG&E Gas Transmission, Texas Corporation
Savings Fund Plan:

We have audited the accompanying statements of net assets available for benefits of PG&E Gas Transmission, Texas Corporation Savings Fund Plan as of December 31, 1997, and the related statement of changes in net assets available for benefits for the period from August 1, 1997 (inception), through December 31, 1997.
These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the PG&E Gas Transmission, Texas Corporation Savings Fund Plan as of December 31, 1997, and the changes in net assets available for benefits for the period from August 1, 1997 (inception), through December 31, 1997, in conformity with generally accepted accounting principles.

Our audit was performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the index to financial statements are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


ARTHUR ANDERSEN LLP

San Antonio, Texas
May 22, 1998

                   PG&E GAS TRANSMISSION, TEXAS CORPORATION
                               SAVINGS FUND PLAN


                STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                ----------------------------------------------
                            AS OF DECEMBER 31, 1997
                            -----------------------
                                (in thousands)

ASSETS                                                    DECEMBER 31, 1997
------                                                    -----------------
Investments, at fair value
  Fidelity Puritan Fund                                       $  1,648
  Fidelity Equity Income Fund                                    3,276
  Fidelity Blue Chip Growth Fund                                 3,077
  Fidelity Low-Priced Stock Fund                                 2,068
  Fidelity Diversified International Fund                          738
  Fidelity Freedom Income Fund                                      23
  Fidelity Freedom 2000 Fund                                        29
  Fidelity Freedom 2010 Fund                                       387
  Fidelity Freedom 2020 Fund                                       576
  Fidelity Freedom 2030 Fund                                        52
  Fidelity Retirement Money Market Fund                          5,350
  Spartan US Equity Index Fund                                   2,176
  Fidelity US Bond Index Fund                                      396
  PG&E Corporation Common Stock Fund                            10,446
  Valero Energy Corporation Common Stock Fund                   17,087
  Cash                                                           1,086


  Participants Notes Receivable                                  1,586
                                                             ---------
     Total Investments                                          50,001

Interest and Dividend Receivables                                  103
                                                             ---------

     TOTAL ASSETS                                             $ 50,104

LIABILITIES
-----------

  Amounts due to Brokers for Securities
    received but not yet paid                                 $    116
                                                             ---------

NET ASSETS AVAILABLE FOR BENEFITS                             $ 49,988
                                                             =========

                   PG&E GAS TRANSMISSION, TEXAS CORPORATION
                               SAVINGS FUND PLAN


           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
           ---------------------------------------------------------
                                (in thousands)

                                                            FOR THE PERIOD
                                                          FROM AUGUST 1, 1997
                                                          (INCEPTION) THROUGH
INCREASE IN NET ASSETS ATTRIBUTABLE TO:                    DECEMBER 31, 1997
--------------------------------------                     -----------------
  Interest and Dividend Income                                 $   614

  Net Appreciation in Fair Value of Investments                 19,258

  Valero Energy Corporation Thrift Plan Transfer
    Pursuant to Acquisition                                     20,539

  Contributions:
    Employee Contributions                                       1,595
    Employee Rollovers                                           7,697
    Employer Contributions                                       1,038
                                                             ----------

      TOTAL ADDITIONS                                           50,741

DECREASE IN NET ASSETS ATTRIBUTABLE TO:
---------------------------------------

  Benefit Distributions to Participants                           (753)
                                                             ----------
      TOTAL DEDUCTIONS                                            (753)

NET ASSETS AVAILABLE FOR BENEFITS:                            $ 49,988

  BEGINNING OF PERIOD                                         $     -
                                                             ----------

  END OF PERIOD                                               $ 49,988
                                                             ==========

                   PG&E GAS TRANSMISSION, TEXAS CORPORATION
                               SAVINGS FUND PLAN

                         NOTES TO FINANCIAL STATEMENTS


(1)  DESCRIPTION OF PLAN
     -------------------

The following description of the PG&E Gas Transmission, Texas Corporation Savings Fund Plan ("Savings Plan") provides only general information. Participants should refer to the Savings Plan document for a complete description of the Savings Plan provisions.

General
-------

The Savings Plan is a qualified defined-contribution plan established August 1, 1997, and amended December 30, 1997, and is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended. The purpose of the Savings Plan is to provide a program whereby contributions of participating employees and their employers are systematically invested to provide the employees an interest in PG&E Corporation and other investment options to further their financial independence. The Savings Plan is administered by an administrative committee consisting of persons selected by the Board of Directors of PG&E Gas Transmission, Texas Corporation ("the Company") or a duly authorized committee thereof. Fidelity Management Trust Company ("Fidelity") is the trustee ("Trustee") and recordkeeper under the Savings Plan and has custody of the securities and investments of the Savings Plan ("Savings Plan Trust"). In 1997, the Savings Plan was open to virtually all employees of the Company, as well as former employees of Valero Energy Corporation, who are now employed by an affiliate of the Company, who have at least six months of service, as defined by the plan document. Beginning January 1, 1998, the Savings Plan will also include employees of affiliates of the Company who adopt such plan.

Contributions
-------------

Participating employees may elect to contribute from 2 to 15 percent of their annual base salary ("Annual Base Salary") on a pretax or after-tax basis through payroll deductions. The Annual Base Salary for purposes of the Savings Plan is limited by the Internal Revenue Code (the "Code") to $160,000 for 1997. Participants may also contribute amounts representing distributions from other defined contribution plans. This amount may be deferred compensation, or after-tax contributions. Deferred compensation contributions are not subject to federal or state income tax until withdrawn or distributed from the Savings Plan.

As provided by the Code, deferred employee contributions may not exceed $9,500 for 1997, and total contributions to a participant's account may not exceed the lesser of 25% of compensation or $30,000 a year. The annual deferral limitation, as indexed, may be adjusted each year to reflect changes in the cost of living.

Employee contributions, up to a maximum of 6% of covered compensation, are matched by employer contributions at a 100% rate for the plan year ended December 31, 1997. Effective January 1, 1998, the employer will match up to 5% of employee contributions for new eligible participants. This change will be effective for all participants beginning August 1, 1999.

Participant Accounts
--------------------

Each participant's account is credited with the participant's contribution and allocations of (a) the Company's contributions and (b) earnings on investment elections in the Savings Plan Trust. The participant's accounts are adjusted to reflect all contributions, withdrawals, income, expenses, gains and losses attributable to such accounts. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account (see "Vesting" below). Forfeited balances of terminated participants' nonvested accounts are used to reduce future Company contributions. Forfeitures for the plan year ending December 31, 1997, totaled approximately $1,200.

Vesting
-------

Participants are immediately vested in their contributions plus actual earnings thereon including amounts attributable to elective pre-tax contributions, employee after-tax contributions and any rollovers and transfers. Vesting in the Company's matching and contribution portion of their accounts (plus actual earnings thereon) is based on years of continuous service. If a participant's employment with the Company ends for any reason other than retirement, permanent disability, or death, he or she will vest in the balances in his or her account based on total years of service with the Company and such non-vested portions of such participant's account will be forfeited. Participants vest 20% per year of service and are 100% vested after five years of continuous service.

Investment Options
------------------

Participants designate the way in which their contributions are invested and may change their investment designation at any time on a daily basis. Participants may elect to have their contributions invested in one or more of the following funds in any whole-number percentage:

Fidelity Puritan Fund           - Invests in a broad diversified portfolio of
                                domestic and foreign common stocks, preferred stocks and bonds. There were 282 participants in the Fidelity Puritan Fund as of December 31,
                                1997.

Fidelity Equity Income Fund     - Invests primarily in income-producing equity
                                securities (common & preferred stocks) and some bonds. There were 489 participants in the Fidelity Equity Income Fund as of December 31,
                                1997.

Fidelity Blue Chip Growth Fund  - Invests in diversified portfolio of common stocks of well-known and established domestic and foreign companies generally considered industry leaders. There were 587 participants in the Fidelity Blue Chip Growth Fund as of December 31, 1997.

Fidelity Low-Priced Stock Fund  - Invests in U.S. and foreign low-priced stocks.
                                There were 363 participants in the Fidelity Low-Priced Stock Fund as of December 31, 1997.

Fidelity Diversified International Fund - Invests primarily in equity securities of companies outside the U.S. that are included in the Morgan Stanley EAFE index. There were 198 participants in the Fidelity Diversified International Fund as of December 31, 1997.

Fidelity Freedom Income Fund    - Invests in a combination of underlying
                                Fidelity stock, bond and money market mutual funds. There were 10 participants in the Fidelity Freedom Income Fund as of December 31,
                                1997.

Fidelity Freedom 2000 Fund      - Invests in a combination of underlying
                                Fidelity stock, bond and money market mutual funds designed for those planning to retire in approximately 1-10 years. There were 15 participants in the Fidelity Freedom 2000 Fund as of December 31, 1997.

Fidelity Freedom 2010 Fund      - Invests in a combination of underlying
                                Fidelity stock, bond and money market mutual funds designed for those planning to retire in approximately 10-20 years. There were 36 participants in the Fidelity Freedom 2010 Fund as of December 31, 1997.

Fidelity Freedom 2020 Fund      - Invests in a combination of underlying
                                Fidelity stock, bond and money market mutual funds designed for those planning to retire in approximately 20-30 years. There were 62 participants in the Fidelity Freedom 2020 Fund as of December 31, 1997.

Fidelity Freedom 2030 Fund      - Invests in a combination of underlying
                                Fidelity stock, bond and money market mutual funds designed for those planning to retire in approximately 30-40 years. There were 24 participants in the Fidelity Freedom 2030 Fund as of December 31, 1997.

Fidelity Retirement Money Market Fund -   Invests in high quality, short-term
                                money market securities of U.S. and foreign issuers. There were 431 participants in the Fidelity Retirement Money Market Fund as of December 31, 1997.

Spartan US Equity Index Fund    - Invests primarily in the S&P 500 companies.
                                There were 346 participants in the Spartan US
                                Equity Index Fund as of December 31, 1997.

Fidelity US Bond Index Fund     - Invests in investment grade (medium to high
                                quality) or above maturities of at least one year. There were 80 participants in the Fidelity
                                US Bond Index Fund as of December 31, 1997.

PG&E Corporation
Common Stock Fund               - Invests in common stock of PG&E Corporation.
                                There were 733 participants in the PG&E
                                Corporation Common Stock Fund as of December 31,
                                1997.

Valero Energy Corporation
Common Stock Fund               - Invests in common stock of Valero Energy
                                Corporation. There were 753 participants in the Valero Energy Corporation Common Stock Fund as of December 31, 1997. No new deposits may be made in this fund. Any stock in this fund as of December 31, 1998, will be sold and reinvested in available investment fund options in accordance with the current investment selections of each participant.

Plan Termination
----------------

Although the Company has not expressed any intent to do so, its Board of Directors reserves the right to amend or terminate the Savings Plan at any time.

Participants' Notes Receivable
------------------------------

Participants may borrow from their fund accounts a minimum of $1,000 and a maximum equal to the lesser of $50,000 or 50 percent of their vested account balance. Loan transactions are treated as a transfer to/(from) the investment fund from/(to) the participant notes receivable fund. Loan terms are up to five years for general purpose loans or up to fifteen years for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at a rate commensurate with local prevailing rates as determined quarterly by the Plan administrator based upon the reason and repayment term of each participant loan. Interest rates ranged from 7.0 percent to 11.5 percent as of December 31, 1997. Principal and interest are paid ratably through monthly payroll deductions.

Payment of Benefits
-------------------

Upon a participant's death, total and permanent disability, or retirement, such participant, or beneficiary of a deceased participant, is entitled to a distribution of the entire value of the participant's account regardless of whether or not such accounts are fully vested. Upon a participant's termination for any reason, such participant is entitled to a distribution of only the value of their participant's contributions and the vested portion of their employer contributions. Distributions from these accounts may be received in a single sum in whole shares of PG&E Corporation common stock and cash, a rollover into a qualified IRA account or a lump-sum distribution of cash. Alternatively, a participant or beneficiary may elect to receive such distribution in the form of equal monthly installments over a period not exceeding the participant's life expectancy or the joint expectancy of the participant and their designated beneficiary. When the value of the distribution to the participant is less than $3,500, and $5,000 for every plan year thereafter, the distribution must be in the form of a lump-sum distribution. Terminated participants with account balances in excess of the limits above may elect to have the Trustee hold their accounts for distribution to them at a date, not later than April 1 of the calendar year after which they attain age 70 1/2. In such event, terminated participants continue to share in the earnings and losses of the Savings Plan until their accounts are distributed.

Voting Rights
-------------

Each participant is entitled to exercise voting rights attributable to the shares allocated to his or her account and is notified by the Trustee prior to the time that such rights are to be exercised. The Trustee is not permitted to vote any share for which a participant has not given instructions. The Trustee is required, however, to vote any unallocated shares on behalf of the collective best interest of Savings Plan participants and beneficiaries.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

Basis of Accounting and Use of Estimates
----------------------------------------

The accompanying financial statements have been prepared using the accrual method of accounting. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the accompanying financial statements and disclosures. Actual results could differ from those estimates.

Investment Valuation and Income Recognition
-------------------------------------------

The Savings Plan's investments are stated at fair value. The Fidelity mutual funds and securities traded on a national securities exchange are valued as of the last business day of the year based on published prices. Investments that represent 5% or more of the Savings Plan's net assets as of December 31, 1997 are as follows:

                                               December 31, 1997
                                               ------------------
                                                 (in thousands)
Fidelity Equity Income Fund                          $ 3,276
Fidelity Blue Chip Growth Fund                         3,077
Fidelity Retirement Money Market Fund                  5,350
PG&E Corporation Common Stock Fund                    10,446
Valero Energy Corporation Common Stock Fund           17,087

Cash and participant notes receivable are stated at cost, which approximate fair value.

Purchases and sales of securities are recorded on a trade-date basis.

Interest income is recorded as earned on the accrual basis. Dividend income is recorded on the ex-dividend date.

Payment of Benefits
-------------------

Benefits are recorded when paid.

(3)  VALERO ENERGY CORPORATION THRIFT PLAN TRANSFER PURSUANT TO ACQUISITION
     ----------------------------------------------------------------------

On July 31, 1997 ("Acquisition Date"), pursuant to an agreement and plan of merger among PG&E Corporation, PG&E Acquisition Corporation ("Acquisition Corp.") and Valero Energy Corporation ("Energy"), and an agreement and plan of distribution between Energy and Valero Refining and Marketing Company ("VRMC"), Energy distributed the stock of VRMC, representing its refining and marketing business, to Energy's stockholders and then, with its remaining natural gas related services business, merged with Acquisition Corp. In the merger, Energy became a wholly owned subsidiary of PG&E Corporation. Each Energy employee participating in the Energy Thrift Plan prior to the distribution who became a PG&E Corporation employee subsequent to the distribution transferred their account balance to the Savings Plan.

(4)  PARTY-IN-INTEREST TRANSACTIONS
     ------------------------------

Certain Savings Plan investments are shares of mutual funds managed by Fidelity. Fidelity is the trustee as defined by the Savings Plan and, therefore, these transactions qualify as party-in-interest. Fees paid by the Sponsor for the investment management services amounted to approximately $17,500 for the year ended December 31, 1997.

(5)  AMOUNTS PAYABLE TO WITHDRAWING PARTICIPANTS
     -------------------------------------------

The following is a reconciliation of net assets available for benefits from the financial statements to Form 5500:

As of December 31, 1997, net assets available for benefits included approximately $107,260 of amounts payable to withdrawing participants for benefit claims that were processed and approved for payment prior to December 31, 1997 but not yet paid as of that date. For the Form 5500, however, such amounts are allocated to withdrawing participants:


                                                              DECEMBER 31,  1997
                                                              ------------------
                                                              (in thousands)
Net assets available for benefits per the financial statements          $49,988
Amounts allocated to withdrawing participants                              (107)
                                                                        -------
Net assets available for benefits per Form 5500                         $49,881
                                                                        =======

The following is a reconciliation of benefits paid to participants according to the financial statements to Form 5500:

                                                                FOR THE PERIOD
                                                                FROM AUGUST 1,
                                                               1997 (INCEPTION)
                                                                   THROUGH
                                                              December 31, 1997
                                                              ------------------
                                                                (in thousands)
Benefits paid to participants per the financial statements                 $753
Add:  Amounts allocated to withdrawing participants at
     December 31, 1997                                                      107
                                                                           ----
Benefits paid to participants per Form 5500                                $860
                                                                           ====

Amounts allocated to withdrawing participants are recorded on Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, but not paid as of that date.

(6)  FEDERAL INCOME TAXES
     --------------------

As of the date of this report, the Company was in the process of obtaining a determination letter from the Internal Revenue Service ("IRS") covering the Savings Plan in its present form. The Savings Plan administrator and the Savings Plan's tax counsel believe that the Savings Plan is currently designed and being operated in compliance with the applicable requirements of the Code. Therefore, the Savings Plan administrator and the Savings Plan's tax counsel believe that the Savings Plan was qualified and the related Trust was tax-exempt as of December 31, 1997.

(7)  EXPENSES OF THE SAVINGS PLAN
     ----------------------------

Administrative expenses of the Savings Plan, including trustee fees and expenses, are paid by the Company, or at the Company's option, by the Savings Plan Trust. During 1997, the Company paid third party fees which totalled approximately $78,500. Participants bear an amount of expense for certain management fees and other expenses incurred as administrative costs of mutual funds and loan processing fees, as defined.

                                                                       EXHIBIT I

                   PG&E GAS TRANSMISSION, TEXAS CORPORATION
                               SAVINGS FUND PLAN


     STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
     ---------------------------------------------------------------------
                            AS OF DECEMBER 31, 1997
                            -----------------------
                                (in thousands)

                                                                Fidelity     Fidelity      Fidelity        Fidelity       Fidelity
                                                   Fidelity      Equity      Blue Chip    Low-Priced     Diversified      Freedom
                                                   Puritan       Income       Growth         Stock       International     Income
                                                     Fund         Fund         Fund          Fund            Fund           Fund
                                                   -------------------------------------------------------------------------------
ASSETS
------

Investments, at fair value
        Fidelity Puritan Fund                      $   1,648    $      -     $        -     $       -      $          -   $      -
        Fidelity Equity Income Fund                                3,276
        Fidelity Blue Chip Growth Fund                                            3,077
        Fidelity Low-Priced Stock Fund                                                          2,068
        Fidelity Diversified International Fund                                                                     738
        Fidelity Freedom Income Fund                                                                                            23
        Fidelity Freedom 2000 Fund
        Fidelity Freedom 2010 Fund
        Fidelity Freedom 2020 Fund
        Fidelity Freedom 2030 Fund
        Fidelity Retirement Money Market Fund
        Spartan US Equity Ind Fund
        Fidelity US Bond Index Fund
        PG&E Corporation Common Stock
        Valero Energy Corporation Common Stock
        Cash                                               -           -              -             -                 -          -

        Participants Notes Receivable                      -           -              -             -                 -          -
                                                   -------------------------------------------------------------------------------
                        Total Investments              1,648       3,276          3,077         2,068               738         23

        Interest and Dividend Receivables                  -           -              -             -                 -          -
                                                   -------------------------------------------------------------------------------
                        TOTAL ASSETS               $   1,648    $  3,276     $    3,077     $   2,068      $        738   $     23

LIABILITIES
-----------
        Amounts due to Brokers for Securities
                received but not yet paid          $       -    $      -     $        -     $       -      $          -   $      -
                                                   -------------------------------------------------------------------------------
NET ASSETS AVAILABLE FOR BENEFITS                  $   1,648    $  3,276     $    3,077     $   2,068      $        738   $     23
                                                   ===============================================================================

ADDITIONAL COLUMNS OF EXHIBIT I CONTINUED ON NEXT PAGE.

                                                                                                      Fidelity
                                                   Fidelity    Fidelity     Fidelity      Fidelity    Retirement     Spartan
                                                   Freedom     Freedom      Freedom       Freedom    Money Market   US Equity
                                                  2000 Fund   2010 Fund    2020 Fund     2030 Fund      Fund        Index Fund
                                                  -------------------------------------------------------------------------------
ASSETS
------

Investments, at fair value
        Fidelity Puritan Fund                      $       -    $      -       $      -     $      -        $       -      $    -
        Fidelity Equity Income Fund
        Fidelity Blue Chip Growth Fund
        Fidelity Low-Priced Stock Fund
        Fidelity Diversified International Fund
        Fidelity Freedom Income Fund
        Fidelity Freedom 2000 Fund                        29
        Fidelity Freedom 2010 Fund                                   387
        Fidelity Freedom 2020 Fund                                                  576
        Fidelity Freedom 2030 Fund                                                                52
        Fidelity Retirement Money Market Fund                                                                   5,350
        Spartan US Equity Ind Fund                                                                                          2,176
        Fidelity US Bond Index Fund
        PG&E Corporation Common Stock
        Valero Energy Corporation Common Stock
        Cash                                               -           -              -            -                -           -

        Participants Notes Receivable                      -           -              -            -                -           -
                                                   -------------------------------------------------------------------------------
                        Total Investments                 29         387            576           52            5,350       2,176

        Interest and Dividend Receivables                  -           -              -            -                -           -
                                                   -------------------------------------------------------------------------------
                        TOTAL ASSETS               $      29    $    387     $      576     $     52       $    5,350     $ 2,176

LIABILITIES
-----------
        Amounts due to Brokers for Securities
                received but not yet paid          $       -    $      -     $        -     $      -       $        -     $     -
                                                   -------------------------------------------------------------------------------
NET ASSETS AVAILABLE FOR BENEFITS                  $      29    $    387     $      576     $     52       $    5,350     $ 2,176
                                                   ===============================================================================

ADDITIONAL COLUMNS OF EXHIBIT I CONTINUED ON NEXT PAGE.

                                                                      PG&E           Valero Energy
                                                   Fidelity        Corporation        Corporation     Participants
                                                   US Bond           Common             Common           Notes
                                                  Index Fund       Stock Fund         Stock Fund      Receivable       Total
                                                   -------------------------------------------------------------------------------
ASSETS
------

Investments, at fair value
        Fidelity Puritan Fund                      $       -       $        -         $         -      $       -       $  1,648
        Fidelity Equity Income Fund                                                                                       3,276
        Fidelity Blue Chip Growth Fund                                                                                    3,077
        Fidelity Low-Priced Stock Fund                                                                                    2,068
        Fidelity Diversified International Fund                                                                             738
        Fidelity Freedom Income Fund                                                                                         23
        Fidelity Freedom 2000 Fund                                                                                           29
        Fidelity Freedom 2010 Fund                                                                                          387
        Fidelity Freedom 2020 Fund                                                                                          576
        Fidelity Freedom 2030 Fund                                                                                           52
        Fidelity Retirement Money Market Fund                                                                             5,350
        Spartan US Equity Ind Fund                                                                                        2,176
        Fidelity US Bond Index Fund                      396                                                                396
        PG&E Corporation Common Stock                                  10,446                                            10,446
        Valero Energy Corporation Common Stock                                             17,087                        17,087
        Cash                                                              283                 803              -          1,086

        Participants Notes Receivable                      -                -                   -          1,586          1,586
                                                   -------------------------------------------------------------------------------
                        Total Investments                396           10,729              17,890          1,586         50,001

        Interest and Dividend Receivables                  -               99                   4              -            103
                                                   -------------------------------------------------------------------------------
                        TOTAL ASSETS               $     396       $   10,828         $    17,894      $   1,586       $ 50,104

LIABILITIES
-----------
        Amounts due to Brokers for Securities
                received but not yet paid          $       -       $      116         $         -      $       -       $    116
                                                   -------------------------------------------------------------------------------
NET ASSETS AVAILABLE FOR BENEFITS                  $     396       $   10,712         $    17,894      $   1,586       $ 49,988
                                                   ===============================================================================

                                                                      EXHIBIT II

                   PG&E GAS TRANSMISSION, TEXAS CORPORATION
                               SAVINGS FUND PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
--------------------------------------------------------------------------------
   FOR THE PERIOD FROM AUGUST 1, 1997 (INCEPTION) THROUGH DECEMBER 31, 1997
   ------------------------------------------------------------------------
                                (in thousands)

                                                                                         Fidelity     Fidelity     Fidelity
                                                                           Fidelity       Equity     Blue Chip    Low-Priced
                                                                           Puritan        Income       Growth        Stock
                                                                             Fund          Fund         Fund         Fund
                                                                           ---------------------------------------------------------
INCREASE IN NET ASSETS ATTIBUTABLE TO:
--------------------------------------

   Interest and Dividend Income                                            $     59      $    122    $      76    $       58

   Net Appreciation/(Depreciation) in Fair Value of Investments                 (13)          (22)         (19)          (23)

   Valero Energy Corporation Thrift Plan Transfer                               -             -            -             -
           Pursuant to the Acquisition

   Contributions:
           Employee Contributions                                               189           343          441           222
           Employee Rollovers                                                 1,023         1,328        1,679           862
           Employer Contributions                                               116           200          256           128
                                                                           ---------------------------------------------------------

                   Total Additions                                            1,374         1,971        2,433         1,247

DECREASE IN NET ASSETS ATTRIBUTABLE TO:
---------------------------------------

   Benefit Distributions to Participants                                        (10)          (25)         (70)          (11)
                                                                           ---------------------------------------------------------
                   Total Deductions                                             (10)          (25)         (70)          (11)

TRANSFERS (TO)/FROM OTHER FUNDS                                                 284         1,330          714           832
                                                                           ---------------------------------------------------------
NET ASSETS AVAILABLE FOR BENEFITS                                          $  1,648      $  3,276    $   3,077    $    2,068

BEGINNING OF PERIOD                                                        $    -        $    -      $     -      $      -
                                                                           ---------------------------------------------------------
END OF PERIOD                                                              $  1,648      $  3,276    $   3,077    $    2,068
                                                                           =========================================================


ADDITIONAL COLUMNS OF EXHIBIT II CONTINUED ON NEXT PAGE.

                                                                              Fidelity    Fidelity
                                                                            Diversified   Freedom     Fidelity    Fidelity
                                                                           International   Income     Freedom      Freedom
                                                                                Fund        Fund     2000 Fund    2010 Fund
                                                                           ---------------------------------------------------------
INCREASE IN NET ASSETS ATTRIBUTABLE TO:
---------------------------------------

           Interest and Dividend Income                                    $     28      $      1    $       2    $       15

           Net Appreciation/(Depreciation) in Fair Value of Investments         (23)          -             (1)           (9)

           Valero Energy Corporation Thrift Plan Transfer                       -             -            -             -
                   Pursuant to the Acquisition

           Contributions:
                   Employee Contributions                                       105             7           12            39
                   Employee Rollovers                                           377            12           10           285
                   Employer Contributions                                        58             4            8            21
                                                                           ---------------------------------------------------------

                           Total Additions                                      545            24           31           351

DECREASE IN NET ASSETS ATTRIBUTABLE TO:
---------------------------------------

           Benefit Distributions to Participants                                 (6)           (1)          (1)           (2)
                                                                           ---------------------------------------------------------
                           Total Deductions                                      (6)           (1)          (1)           (2)

TRANSFERS (TO)/FROM OTHER FUNDS                                                 199           -             (1)           38
                                                                           ---------------------------------------------------------
NET ASSETS AVAILABLE FOR BENEFITS                                          $    738      $     23    $      29    $      387

BEGINNING OF PERIOD                                                        $    -        $    -      $     -      $      -
                                                                           ---------------------------------------------------------
END OF PERIOD                                                              $    738      $     23    $      29    $      387
                                                                           =========================================================

ADDITIONAL COLUMNS OF EXHIBIT II CONTINUED ON NEXT PAGE.

                                                                                                      Fidelity
                                                                           Fidelity      Fidelity    Retirement    Spartan
                                                                            Freedom      Freedom    Money Market  US Equity
                                                                          2020 Fund     2030 Fund      Fund       Index Fund
                                                                          ----------------------------------------------------------
INCREASE IN NET ASSETS ATTRIBUTABLE TO:
---------------------------------------

           Interest and Dividend Income                                    $     22      $      2    $      86    $       28

           Net Appreciation/(Depreciation) in Fair Value of Investments         (16)           (1)         -              32

           Valero Energy Corporation Thrift Plan Transfer                       -             -          6,432           -
                   Pursuant to the Acquisition

           Contributions:
                   Employee Contributions                                        65            18           95           234
                   Employee Rollovers                                           423            13          398           964
                   Employer Contributions                                        35            11           39           129
                                                                           ---------------------------------------------------------

                           Total Additions                                      529            43        7,050         1,387

DECREASE IN NET ASSETS ATTRIBUTABLE TO:
---------------------------------------

           Benefit Distributions to Participants                                 (5)           (1)        (272)          (39)
                                                                           ---------------------------------------------------------
                           Total Deductions                                      (5)           (1)        (272)          (39)

TRANSFERS (TO)/FROM OTHER FUNDS                                                  52            10       (1,428)          828
                                                                           ---------------------------------------------------------
NET ASSETS AVAILABLE FOR BENEFITS                                          $    576      $     52    $   5,350    $    2,176

BEGINNING OF PERIOD                                                        $    -        $    -      $     -      $      -
                                                                           ---------------------------------------------------------
END OF PERIOD                                                              $    576      $     52    $   5,350    $    2,176
                                                                           =========================================================


ADDITIONAL COLUMNS OF EXHIBIT II CONTINUED ON NEXT PAGE.

                                                                                          PG&E     Valero Energy
                                                                           Fidelity    Corporation  Corporation      Total
                                                                           US Bond       Common        Common         Fund
                                                                          Index Fund   Stock Fund    Stock Fund     Acitivity
                                                                          ----------------------------------------------------------
INCREASE IN NET ASSETS ATTRIBUTABLE TO:
---------------------------------------

           Interest and Dividend Income                                    $      7      $    108    $     -      $      614

           Net Appreciation/(Depreciation) in Fair Value of Investments           3         7,001       12,349        19,258

           Valero Energy Corporation Thrift Plan Transfer                       -           4,215        8,118        18,765
                   Pursuant to the Acquisition

           Contributions:
                   Employee Contributions                                        52             6          -           1,828
                   Employee Rollovers                                           200           123          -           7,697
                   Employer Contributions                                        28             5          -           1,038
                                                                           ---------------------------------------------------------

                           Total Additions                                      290        11,458       20,467        49,200

DECREASE IN NET ASSETS ATTRIBUTABLE TO:
---------------------------------------

           Benefit Distributions to Participants                                -            (123)        (232)         (798)
                                                                           ---------------------------------------------------------
                           Total Deductions                                     -            (123)        (232)         (798)

TRANSFERS (TO)/FROM OTHER FUNDS                                                 106          (623)      (2,341)          -
                                                                           ---------------------------------------------------------
NET ASSETS AVAILABLE FOR BENEFITS                                          $    396      $ 10,712    $  17,894    $   48,402

BEGINNING OF PERIOD                                                        $    -        $    -      $     -      $      -
                                                                           ---------------------------------------------------------
END OF PERIOD                                                              $    396      $ 10,712    $  17,894    $   48,402
                                                                           =========================================================

ADDITIONAL COLUMNS OF EXHIBIT II CONTINUED ON NEXT PAGE.

                                                                         Participants
                                                                            Notes
                                                                          Receivable       Total
                                                                         ----------------------------
INCREASE IN NET ASSETS ATTRIBUTABLE TO:
---------------------------------------

           Interest and Dividend Income                                    $    -        $    614

           Net Appreciation/(Depreciation) in Fair Value of Investments         -          19,258

           Valero Energy Corporation Thrift Plan Transfer                     1,774        20,539
                   Pursuant to the Acquisition

           Contributions:
                   Employee Contributions                                      (233)        1,595
                   Employee Rollovers                                           -           7,697
                   Employer Contributions                                       -           1,038
                                                                           --------------------------

                           Total Additions                                    1,541        50,741

DECREASE IN NET ASSETS ATTRIBUTABLE TO:
---------------------------------------

           Benefit Distributions to Participants                                 45          (753)
                                                                           --------------------------
                           Total Deductions                                      45          (753)

TRANSFERS (TO)/FROM OTHER FUNDS                                                 -             -
                                                                           --------------------------
NET ASSETS AVAILABLE FOR BENEFITS                                          $  1,586      $ 49,988

BEGINNING OF PERIOD                                                        $    -        $    -
                                                                           --------------------------
END OF PERIOD                                                              $  1,586      $ 49,988
                                                                           ==========================

ADDITIONAL COLUMNS OF EXHIBIT II CONTINUED ON NEXT PAGE.

                                                                      SCHEDULE I

                   PG&E GAS TRANSMISSION, TEXAS CORPORATION
                               SAVINGS FUND PLAN

         Line 27(a) - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
         ------------------------------------------------------------
                            AS OF DECEMBER 31, 1997
                            -----------------------
                                (in thousands)

                                                                                               CURRENT
        IDENTITY OF ISSUE/DESCRIPTION OF INVESTMENT                             COST            VALUE
        -------------------------------------------                          -----------      -----------
      * Fidelity Puritan Fund                                                $     1,661      $     1,648

      * Fidelity Equity Income Fund                                                3,298            3,276

      * Fidelity Blue Chip Growth Fund                                             3,095            3,077

      * Fidelity Low-Priced Stock Fund                                             2,091            2,068

      * Fidelity Diversified International Fund                                      761              738

      * Fidelity Freedom Income Fund                                                  23               23

      * Fidelity Freedom 2000 Fund                                                    29               29

      * Fidelity Freedom 2010 Fund                                                   397              387

      * Fidelity Freedom 2020 Fund                                                   592              576

      * Fidelity Freedom 2030 Fund                                                    54               52

      * Fidelity Retirement Money Market Fund                                      5,350            5,350

      * Fidelity Spartan US Equity Index Fund                                      2,144            2,176

      * Fidelity US Bond Index Fund                                                  394              396

      * PG&E Corporation Common Stock                                              3,993           10,446

        Valero Energy Corporation Common Stock                                     6,837           17,087

        Cash held in interest bearing accounts                                     1,086            1,086

      * PG&E Gas Transmission, Texas Corporation Savings Fund Plan
            Participants Notes Receivable (interest rates ranging from
            7% to 11.5%)                                                           1,586            1,586
                                                                             -----------     ------------

                Total                                                         $   33,391       $   50,001
                                                                             ===========     ============



*Party in interest to the Savings Plan

                                                                     SCHEDULE II

                  PG&E GAS TRANSMISSION, TEXAS CORPORATION
                              SAVINGS FUND PLAN


            Line 27(d) - SCHEDULE OF REPORTABLE TRANSACTIONS
            ------------------------------------------------

  FOR THE PERIOD FROM AUGUST 1, 1997 (INCEPTION) THROUGH DECEMBER 31, 1997
  ------------------------------------------------------------------------
                               (in thousands)


IDENTITY OF PARTY INVOLVED/                          PURCHASE       SELLING         COST OF           NET
DESCRIPTION OF ASSET                                  PRICE          PRICE           ASSET        GAIN/(LOSS)
-----------------------------------------------------------------------------------------------------------------
Series Transactions:
-------------------
Fidelity Puritan Fund
       Purchases                                           1,776              -           1,776                -
       Sales                                                   -            115             115                -
Fidelity Equity Income Fund
       Purchases                                           3,327              -           3,327                -
       Sales                                                   -             29              29                -
Fidelity Blue Chip Growth Fund
       Purchases                                           3,211              -           3,211                -
       Sales                                                   -            115             117               (2)
Fidelity Low-Priced Stock Fund
       Purchases                                           2,102              -           2,102                -
       Sales                                                   -             11              11                -
Fidelity Retirement Money Market Fund
       Purchases/Transfers                                 7,753              -           7,753                -
       Sales                                                   -          2,403           2,403                -
Spartan US Equity Index Fund
       Purchases                                           2,195              -           2,195                -
       Sales                                                   -             51              50                1
PG&E Corporation Common Stock
       Purchases/Transfers                                 4,338              -           4,338                -
       Sales                                                   -            893             346              547
Valero Energy Corporation Common Stock
       Purchases/Transfers                                 8,118              -           8,118                -
       Sales                                                   -          3,531           1,432            2,099

Individual Transactions:
-----------------------
Fidelity Retirement Money Market Fund
       Valero Energy Corporation Thrift Plan Transfer
       Pursuant to Acquisition                             6,432              -           6,432                -
PG&E Corporation Common Stock
       Valero Energy Corporation Thrift Plan Transfer
       Pursuant to Acquisition                             4,215              -           4,215                -
Valero Energy Corporation Common Stock
       Valero Energy Corporation Thrift Plan Transfer
       Pursuant to Acquisition                             8,118              -           8,118                -

This schedule is a listing of individual or series of investment transactions in the same security which exceeded 5% of the market value of the Plan assets as of August 1, 1997 (the initial funding of the plan) and are deemed to be reportable transactions for the period ended December 31, 1997. The current value of assets on transaction date for a purchase and a sale is equal to the purchase and selling price, respectively. Columns for lease rentals and expense have been omitted as these columns are not applicable.